Exhibit 10.4

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

2014 STOCK INCENTIVE PLAN

(effective as of [   ], 2014)

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LIGHTSTONE REAL ESTATE INCOME TRUST INC.

2014 STOCK INCENTIVE PLAN

(effective as of [   ], 2014)

Article I

PURPOSE

The purpose of this 2014 Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Participants stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

Article II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1           “Acquisition Event” means a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of the Company’s assets. The occurrence of an Acquisition Event shall be determined by the Committee in its sole discretion.

2.2           “Affiliate” means each of the following: (a) Lightstone Real Estate Income LLC; (b) Lightstone Real Estate Income LP; (c) Lightstone SLP Income LLC; (d) any Subsidiary; (e) any Parent; (f) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company; (g) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (h) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee; provided, however, that the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

2.3           “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Share or Other Stock-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written or electronic agreement executed by the Company and the Participant. Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

2.4           “Board” means the Board of Directors of the Company.

2.5           “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (i) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by a Participant of an illegal act, dishonesty or fraud that could cause significant economic injury to the Company; (iii) a Participant’s insubordination, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company; (iv) continuing willful and deliberate failure by the Participant to perform the Participant’s duties in any material respect; provided, that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (v) a Participant’s willful misconduct with regard to the Company that could have a material adverse effect on the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Maryland law.

2.6           “Change in Control” has the meaning set forth in Section 12.2.

2.7           “Change in Control Price” has the meaning set forth in Section 12.1.

2.8           “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code also shall be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.9           “Committee” means the Board, or a committee or subcommittee of the Board appointed from time to time by the Board to administer the Plan. Any such committee or subcommittee may consist of two or more non-employee directors, each of whom is intended to be (i) to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, a “non-employee director” as defined in Rule 16b-3, (ii) to the extent required by Section 162(m) of the Code, an “outside director” as defined in Section 162(m) of the Code, and (iii) an “independent director” as defined under any applicable securities exchange rules; provided that if for any reason such committee or subcommittee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of such committee or subcommittee.

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2.10         “Common Stock” means the common stock, $0.01 par value per share, of the Company.

2.11         “Company” means Lightstone Real Estate Income Trust Inc., a Maryland corporation, and its successors by operation of law.

2.12         “Consultant” means any natural person who, directly or indirectly, provides bona fide consulting or advisory services to the Company or any of its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.13         “Detrimental Activity” means:

(a)          disclosing, divulging, furnishing or making available to anyone at any time, except as necessary in the furtherance of Participant’s responsibilities to the Company or any of its Affiliates, either during or subsequent to Participant’s service relationship with the Company or any of its Affiliates, any knowledge or information with respect to confidential or proprietary information, methods, processes, plans or materials of the Company or any of its Affiliates, or with respect to any other confidential or proprietary aspects of the business of the Company or any of its Affiliate, acquired by the Participant at any time prior to the Participant’s Termination;

(b)          any activity while employed or performing services that results, or if known could reasonably be expected to result, in the Participant’s Termination that is classified by the Company as a termination for Cause;

(c)          (i) directly or indirectly soliciting, enticing or inducing any employee of the Company or of any of its Affiliates to be employed by a person or entity that is, directly or indirectly, in competition with the business or activities of the Company or any of its Affiliates; (ii) directly or indirectly approaching any such employee for these purposes; (iii) authorizing or knowingly approving the taking of any such action by a third party on behalf of any such person or entity, or assisting any such person or entity in taking such action; or (iv) directly or indirectly soliciting, raiding, enticing or inducing any person or entity (other than the U.S. Government or its agencies) that is, or at any time from and after the date of grant of the Award was, a customer of the Company or any of its Affiliates to become a customer of the Participant or a third party for the same or similar products or services that it purchased from the Company or any of its Affiliates, or approaching any customer of the Company or any of its Affiliates for such purpose, or authorizing or knowingly approving the taking of any action by a third party for such purpose;

(d)          the Participant’s Disparagement, or inducement of others to do so, of the Company or any of its Affiliates or their past and present officers, directors, employees or products;

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(e)          the Participant’s owning, managing, controlling, participating in, consulting with, rendering services for, or in any manner engaging in, any business that, directly or indirectly, is competitive with the business conducted by the Company or any of its Affiliates within any metropolitan area in which the Company or any of its Affiliates engages or has definitive plans to engage in such business, or the rendering of services to such business if such business is otherwise prejudicial to or in conflict with the interests of the Company or any of its Affiliates; or

(f)          a material breach of any agreement between the Participant and the Company or any of its Affiliates (including, without limitation, any employment agreement or noncompetition or nonsolicitation or confidentiality agreement).

Unless otherwise determined by the Committee at grant, Detrimental Activity shall not be deemed to occur after the end of the one-year period following the Participant’s Termination.

For purposes of clauses (a), (c), (e) and (f) above, the Chief Executive Officer of the Company has the authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization. If it is determined by a court of competent jurisdiction that any provision in the Plan in respect of Detrimental Activities is excessive in duration or scope or otherwise is unenforceable, then such provision may be modified or supplemented by the court to render it enforceable to the maximum extent permitted by law.

2.14         “Disability” means with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.15         “Disparagement” means making comments or statements to the press, the Company’s or its Affiliates’ employees, consultants or any individual or entity with whom the Company or its Affiliates has a business relationship that could reasonably be expected to adversely affect in any manner: (a) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

2.16         “Effective Date” means the effective date of the Plan as defined in Article XVI.

2.17         “Eligible Employee” means an employee of the Company or an Affiliate. The term “Eligible Employee” also includes an officer of the Company, regardless of whether such officer is an employee of the Company.

2.18         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.19         “Exercisable Awards” has the meaning set forth in Section 4.2(d).

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2.20         “Fair Market Value” means, on any date (i) if the Common Stock is listed on a national securities exchange or a national market system, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on a national securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system; provided, that if the Common Stock is not quoted on such interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

2.21         “Family Member” means “family member” as defined in Rule 701 under the Securities Act or, following the filing of a Form S-8 pursuant to the Securities Act with respect to the Plan, as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

2.22         “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parent (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.23         “include,” “includes” and “including” shall be construed as if followed by the phrase “without limitation.”

2.24         “Limited Stock Appreciation Right” has the meaning set forth in Section 7.5.

2.25         “Non-Employee Director” means a non-employee director of the Company as defined in Rule 16b-3.

2.26         “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.27         “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, a restricted stock unit or an Award valued by reference to an Affiliate.

2.28         “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.29         “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

2.30         “Performance Goals” has the meaning set forth on Exhibit A.

2.31         “Performance Period” means the duration of the period during which receipt of an Award is subject to the satisfaction of performance criteria, such period as determined by the Committee in its sole discretion.

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2.32         “Performance Share” means an Award made pursuant to Article IX of the Plan of the right to receive Common Stock at the end of a specified Performance Period.

2.33         “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

2.34         “Plan” means this Lightstone Real Estate Income Trust Inc. 2014 Stock Incentive Plan, as amended from time to time.

2.35         “Other Extraordinary Event” has the meaning set forth in Section 4.2(b).

2.36         “Reference Stock Option” has the meaning set forth in Section 7.1.

2.37         “Registration Date” means the first date after the Effective Date on which (a) the Company sells its Common Stock in a bona fide underwriting pursuant to a registration statement under the Securities Act or (b) any class of common equity securities of the Company is required to be registered under Section 12 of the Exchange Act.

2.38         “Restricted Stock” means a share of Common Stock issued under the Plan that is subject to restrictions under Article VIII.

2.39         “Restriction Period” has the meaning set forth in Section 8.3(a).

2.40         “Retirement” means a voluntary Termination of Employment or Termination of Consultancy at or after age 65 or such earlier date after age 55 as may be approved by the Committee, in its sole discretion, with respect to such Participant at the time of grant, or thereafter; provided, that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, except that Retirement shall not include any involuntary Termination of Employment or Termination of Consultancy by the Company or an Affiliate for any reason with or without Cause. With respect to a Participant’s Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after the date that a Participant has attained age 65 or, with the consent of the Board; provided, that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, before age 65 but after age 55.

2.41         “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.42         “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any applicable Treasury regulations thereunder.

2.43         “Section 4.2 Event” has the meaning set forth in Section 4.2(b).

2.44         “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

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2.45         “Special Unvested Options or Rights” has the meaning set forth in Section 11.1(a)(v).

2.46         “Stock Appreciation Right” means the right pursuant to an Award granted under Article VII. A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for a number of shares of Common Stock equal to the difference between (a) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (b) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive a number of shares of Common Stock equal to the difference between (i) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (ii) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.47         “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.48         “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.49         “Tandem Stock Appreciation Right” has the meaning set forth in Section 7.1.

2.50         “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.51         “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.52         “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity that is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.53         “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

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2.54         “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity that is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.55         “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). ”Transferred” and “Transferrable” shall have a correlative meaning.

2.56         “Transition Period” means the “reliance period” under Treasury Regulation Section 1.162-27(f)(2), which ends on the earliest to occur of the following: (a) the date of the first annual meeting of stockholders of the Company at which directors are to be elected that occurs after December 31, 2014; (b) the date the Plan is materially amended for purposes of Treasury Regulation Section 1.162-27(h)(1)(iii); or (c) the date all shares of Common Stock available for issuance under the Plan have been allocated.

Article III

ADMINISTRATION

3.1           The Committee. The Plan shall be administered and interpreted by the Committee.

3.2           Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Employees, Consultants and Non-Employee Directors: (1) Stock Options; (2) Stock Appreciation Rights; (3) Restricted Stock; (4) Performance Shares; and (5) Other Stock-Based Awards. In particular, the Committee shall have the authority:

(a)          to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b)          to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

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(c)          to determine, in accordance with the terms of the Plan, the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)          to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)          to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(f)          to determine whether and under what circumstances a Stock Option may be settled in Common Stock and/or Restricted Stock under Section 6.3(h);

(g)          to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant, in any case, in a manner intended to comply with Section 409A of the Code;

(h)          to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i)          to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to an Award for a period of time as determined by the Committee, in its sole discretion, following the date of such Award; and

(j)          generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

3.3           Guidelines. Subject to Article XIII, the Committee shall, in its sole discretion, have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable securities exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

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3.4           Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5           Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company shall be as fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6           Designation of Consultants/Liability.

(a)          The Committee may, in its sole discretion, designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable securities exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b)          The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to Section 3.6(a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

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3.7           Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

Article IV

SHARE LIMITATION

4.1           Shares.

(a)          General Limitations. The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed five percent (5%) of the shares of Common Stock outstanding on a fully diluted basis at any time (in any event subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Option, Stock Appreciation Right or Other Stock-Based Award granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Shares or Other Stock-Based Awards, denominated in shares of Common Stock, granted under the Plan are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Shares or such Other Stock-Based Awards shall again be available for the purposes of Awards under the Plan, as provided in this Section 4.1(a). If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock that may be issued under the Plan. Notwithstanding anything herein to the contrary, any share of Common Stock that again becomes available for grant pursuant to this Section 4.1(a) shall be added back as one share of Common Stock to the maximum aggregate limit.

(b)          Individual Participant Limitations.

(i)          The maximum number of shares of Common Stock subject to any Award of Stock Options, Stock Appreciation Rights or shares of Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with Section 8.3(a)(ii), which may be granted under the Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 750,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2); provided, that the maximum number of shares of Common Stock for all types of Awards does not exceed 1,500,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) during any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Eligible Employee’s or Consultant’s individual share limitations for both Stock Appreciation Rights and Stock Options.

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(ii)         The maximum number of shares of Common Stock subject to any Award of Stock Options (other than Incentive Stock Options), Stock Appreciation Rights or Other Stock-Based Awards that may be granted under the Plan during any fiscal year of the Company to each Non-Employee Director shall be 750,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2); provided, that the maximum number of shares of Common Stock for all types of Awards does not exceed 1,500,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) during any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Non-Employee Director’s individual share limitations for both Stock Appreciation Rights and Stock Options.

(iii)        There are no annual individual Eligible Employee or Consultant share limitations on Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is not subject to attainment of Performance Goals in accordance with Section 8.3(a)(ii).

(iv)        The maximum value at grant of Performance Shares that may be granted under the Plan with respect to any fiscal year of the Company to each Eligible Employee or Consultant shall be $5,000,000. Each Performance Share shall be referenced to one share of Common Stock and shall be charged against the available shares under the Plan at the time the unit value measurement is converted to a referenced number of shares of Common Stock in accordance with Section 9.1.

(v)         The individual Participant limitations set forth in this Section 4.1(b) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to an Eligible Employee, Consultant or Non-Employee Director during a fiscal year are not covered by an Award to such Eligible Employee, Consultant or Non-Employee Director, in a fiscal year, the number of shares of Common Stock available for Awards to such Eligible Employee, Consultant or Non-Employee Director, shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

(vi)        The individual Participant limitations set forth in this Section 4.1(b) shall not apply prior to the Registration Date and, following the Registration Date, this Section 4.1(b) shall not apply until the expiration of the Transition Period.

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4.2           Changes.

(a)          The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, (vi) any Section 4.2 Event, or (vii) any other corporate act or proceeding.

(b)          Subject to the provisions of Section 4.2(d), if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 4.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan, (iii) the purchase price thereof, and/or (iv) the individual Participant limitations set forth in Section 4.1(b) (other than those based on cash limitations) shall be appropriately adjusted. In addition, subject to Section 4.2(d), if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all the Company’s assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.

(c)          Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

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(d)          In the event of an Acquisition Event, the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options or Stock Appreciation Rights or any Other Stock Based Award that provides for a Participant elected exercise (“Exercisable Awards”) effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise his or her Exercisable Awards that are then outstanding to the extent vested as of the date on which such notice of termination is delivered (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event; and, provided, that if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. For the avoidance of doubt, in the event of an Acquisition Event, the Committee may, in its sole discretion, terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value without payment of consideration therefor.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the applicable provisions of Section 4.2(b) and Article XII shall apply.

4.3           Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

Article V

ELIGIBILITY AND GENERAL REQUIREMENTS FOR AWARDS

5.1           General Eligibility. All Eligible Employees, Consultants, Non-Employee Directors and prospective employees and consultants are eligible to be granted Awards, subject to the terms and conditions of the Plan. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2           Incentive Stock Options. Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3           General Requirement. The vesting and exercise of Awards granted to a prospective employee or consultant are conditioned upon such individual actually becoming an Eligible Employee or Consultant.

Article VI

STOCK OPTIONS

6.1           Options. Each Stock Option granted under the Plan shall be one of two types: (a) an Incentive Stock Option; or (b) a Non-Qualified Stock Option.

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6.2           Grants. The Committee shall, in its sole discretion, have the authority to grant to any Eligible Employee (subject to Section 5.2) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall, in its sole discretion, have the authority to grant any Consultant or Non-Employee Director Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.

6.3           Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee, in its sole discretion, shall deem desirable:

(a)          Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant; provided, that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b)          Stock Option Term. The term of each Stock Option shall be fixed by the Committee; provided, that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided, further, that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c)          Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods or upon attainment of certain financial results), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Option agreement shall provide that (i) if the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, all Stock Options held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) if the Participant engages in Detrimental Activity during the one-year period commencing on the later of the date the Stock Option is exercised or the date of the Participant’s Termination, the Company shall be entitled to recover from the Participant at any time within one year after such date, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).

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(d)          Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.3(c) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by a national securities association, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee, in its sole discretion). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)          Non-Transferability of Options. No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as determined by the Committee, in its sole discretion. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award agreement.

(f)          Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may, in its sole discretion, amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

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(g)          Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may, in its sole discretion (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided, that the rights of a Participant are not reduced without his or her consent; and provided, further, that such action does not subject the Stock Options to Section 409A of the Code), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(h)          Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to the provisions of Article VI and treated as Restricted Stock. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(i)          Other Terms and Conditions. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall, in its sole discretion, deem appropriate.

Article VII

STOCK APPRECIATION RIGHTS

7.1           Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2           Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

(a)          Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant; provided, that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)          Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

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(c)          Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.3(c).

(d)          Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive the payment determined in the manner prescribed in this Section 7.2. Stock Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(e)          Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement, multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised.

(f)          Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g)          Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.3(e) of the Plan.

7.3           Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.

7.4           Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

(a)          Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant; provided, that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)          Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

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(c)          Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Award agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Non-Tandem Stock Appreciation Right, all Non-Tandem Stock Appreciation Rights held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Non-Tandem Stock Appreciation Right, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one-year period commencing on the later of the date the Non-Tandem Stock Appreciation Right is exercised or the date of the Participant’s Termination, the Company shall be entitled to recover from the Participant at any time within one year after such date, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).

(d)          Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e)          Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

(f)          Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.5           Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a limited stock appreciation right (a “Limited Stock Appreciation Right”). Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in Common Stock an amount equal to the amount (a) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (b) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights, as applicable.

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Article VIII

RESTRICTED STOCK

8.1           Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirements of Section 162(m) of the Code.

Unless otherwise determined by the Committee at grant, each Award of Restricted Stock shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after, any vesting of Restricted Stock, the Committee may direct that all unvested Restricted Stock shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to the Fair Market Value at the time of vesting of any Restricted Stock that had vested in the period referred to above.

8.2           Awards and Certificates. Eligible Employees, Consultants and Non-Employee Directors selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)          Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)          Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such other period as the Committee may specify) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)          Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Any such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

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“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Lightstone Real Estate Income Trust Inc. (the “Company”) 2014 Stock Incentive Plan (as the same may be amended or amended and restated from time to time, the “Plan”) and an agreement entered into between the registered owner and the Company dated __________. Copies of such Plan and agreement are on file at the principal office of the Company.”

(d)          Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3           Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)          (i)          Restriction Period. The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of performance goals pursuant to Section 8.3(a)(ii) and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii)         Objective Performance Goals, Formulae or Standards. If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcomes of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

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(b)          Rights as a Stockholder. Except as provided in this Section 8.3(b) and Section 8.3(a) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c)          Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

Article IX

PERFORMANCE SHARES

9.1           Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the Performance Period during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

Unless otherwise determined by the Committee at grant, each Award of Performance Shares shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after the later of the date of any vesting of Performance Shares or the date of the Participant’s Termination, the Committee may direct (at any time within one year thereafter) that all unvested Performance Shares shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to any gain the Participant realized from any Performance Shares that had vested in the period referred to above.

Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance Share upon the attainment of objective performance goals established pursuant to Section 9.2(c).

9.2           Terms and Conditions. Performance Shares awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a)          Earning of Performance Share Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Share Award that has been earned.

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(b)          Non-Transferability. Subject to the applicable provisions of the Award agreement and the Plan, Performance Shares may not be Transferred during the Performance Period.

(c)          Objective Performance Goals, Formulae or Standards. The Committee shall establish the objective Performance Goals for the earning of Performance Shares based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcomes of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

(d)          Dividends. Unless otherwise determined by the Committee at the time of grant, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share will not be paid to the Participant.

(e)          Payment. Following the Committee’s determination in accordance with Section 9.5(a), shares of Common Stock shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned Performance Share. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Share and/or subject the payment of all or part of any Performance Share to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(f)          Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, in its sole discretion, at or after grant, accelerate the vesting of all or any part of any Performance Share Award and/or waive the deferral limitations for all or any part of such Award.

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Article X

OTHER STOCK-BASED AWARDS

10.1         Other Awards. The Committee, in its sole discretion, is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees and/or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Unless otherwise determined by the Committee at grant, each Other Stock-based Award shall provide that in the event the Participant engages in Detrimental Activity prior to or during the one-year period after the later of the date of any vesting of Performance Shares or the date of the Participant’s Termination, the Committee may direct (at any time within one year thereafter) that any unvested portion of such Award shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to any gain the Participant realized from any such Award that had vested in the period referred to above.

Subject to the provisions of the Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals set forth on Exhibit A as the Committee may determine, in its sole discretion; provided, that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the vesting of such Other Stock-Based Awards based on a performance period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as permitted under Section 162(m) of the Code and while the outcomes of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

10.2         Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a)          Non-Transferability. Subject to the applicable provisions of the Award agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

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(b)          Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.

(c)          Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

(d)          Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.

(e)          Payment. Form of payment for the Other Stock-Based Award shall be specified in the Award agreement.

Article XI

TERMINATION

11.1         Termination. The following rules apply with regard to the Termination of a Participant.

(a)          Rules Applicable to Stock Option and Stock Appreciation Rights. Unless otherwise determined by the Committee at grant (or, if no rights of the Participant are reduced, thereafter):

(i)          Termination by Reason of Death, Disability or Retirement. If a Participant’s Termination is by reason of death, Disability or the Participant’s Retirement, all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a one-year period from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights; provided, however, if the Participant dies within such exercise period, all unexercised Stock Options or Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

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(ii)         Involuntary Termination Without Cause. If a Participant’s Termination is by involuntary termination without Cause, all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(iii)        Voluntary Termination. If a Participant’s Termination is voluntary (other than a voluntary termination described in Section 11.2(a)(iv)(2), or a Retirement), all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated terms of such Stock Options or Stock Appreciation Rights.

(iv)        Termination for Cause. If a Participant’s Termination: (A) is for Cause, or (B) is a voluntary Termination (as provided in Section 11.1(a)(iii)) or a Retirement after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options or Stock Appreciation Rights, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(v)         Unvested Stock Options and Stock Appreciation Rights. Stock Options or Stock Appreciation Rights that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination. Notwithstanding the foregoing, if a Participant is deemed to have experienced a Termination of Employment in accordance with the last sentence of Section 2.54 of the Plan, then (A) any Stock Options and any Stock Appreciation Rights that are not vested as of the date of such Participant’s Termination of Employment in accordance with the last sentence of Section 2.54 of the Plan (“Special Unvested Options or Rights”) shall not terminate or expire as of the date of such Termination of Employment and shall remain outstanding until a Participant experiences a Termination of Employment (other than on account of the last sentence of Section 2.54 of the Plan), but in no event beyond the expiration of the stated term of any such Special Unvested Options or Rights, and (B) no Special Unvested Options or Rights will thereafter vest except as set forth in the next succeeding sentence. If, after a Termination of Employment in accordance with the last sentence of Section 2.54 of the Plan, (1) a Participant remains continuously employed by the Company or any of its Affiliates, and (2) subsequent thereto, such Participant becomes regularly scheduled to work more than 24 hours per week, then any Special Unvested Options or Rights shall immediately vest as to any shares of Common Stock that did not vest under the terms of such Special Unvested Options or Rights between the date of such Participant’s Termination of Employment in accordance with the last sentence of Section 2.54 of the Plan and the date such Participant became regularly scheduled to work more than 24 hours per week solely as a result of the application of the immediately preceding sentence.

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(b)          Rules Applicable to Restricted Stock, Performance Shares and Other Stock-Based Awards. Unless otherwise determined by the Committee at grant or thereafter, upon a Participant’s Termination for any reason: (i) during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited; and (ii) any unvested Performance Shares or Other Stock-Based Awards shall be forfeited.

Article XII

CHANGE IN CONTROL PROVISIONS

12.1         Benefits. In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Award agreement or in a written employment agreement between the Company and a Participant, a Participant’s unvested Award shall vest in full and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:

(a)          Awards, whether or not vested by their terms or pursuant to the preceding sentence, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d), as determined by the Committee in its sole discretion, and restrictions to which any shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control (other than with respect to vesting pursuant to the foregoing provisions of this Section 12.1) and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same or other appropriate distribution as other Common Stock on such terms as determined by the Committee in its sole discretion; provided, however, that, the Committee may, in its sole discretion, decide to award additional Restricted Stock or other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).

(b)          The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate (or the cancellation and extinguishment thereof pursuant to the terms of a merger agreement entered into by the Company) for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 12.1, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c)          The Committee may, in its sole discretion, provide for the cancellation of any particular Award or Awards without payment, if the Change in Control Price is less than the Fair Market Value of such Award(s) on the date of grant.

(d)          Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at the time of grant or at any time thereafter.

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12.2         Change in Control. Unless otherwise determined by the Committee in the applicable Award agreement or other written agreement approved by the Committee, a “Change in Control” shall be deemed to occur following any transaction if: (a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the then outstanding securities of the Company (or its successor corporation); or (b) the stockholders of the Company approve a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (i) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale, or (ii) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the stockholders of the Company.

Article XIII

TERMINATION OR AMENDMENT OF PLAN

13.1         Termination or Amendment. Notwithstanding any other provision of the Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XV), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant; and provided, further, without the approval of the stockholders of the Company in accordance with the laws of the State of Maryland, to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, pursuant to the requirements of any applicable securities exchange rule, or, to the extent applicable to Incentive Stock Options, Section 422 of the Code, no amendment may be made that would:

(a)          increase the aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Section 4.1 (except by operation of Section 4.2);

(b)          increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2);

(c)          change the classification of Eligible Employees or Consultants eligible to receive Awards under the Plan;

(d)          decrease the minimum option price of any Stock Option or Stock Appreciation Right;

(e)          extend the maximum option period under Section 6.3;

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(f)          alter the Performance Goals for the Award of Restricted Stock, Performance Shares or Other Stock-Based Awards subject to satisfaction of Performance Goals as set forth in Exhibit A;

(g)          award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price, except in accordance with Section 6.3(g); or

(h)          require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Maryland to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Stock Option or Stock Appreciation Right, or to make any other amendment that would require stockholder approval under the rules of any other securities exchange or system on which the Company’s securities are listed or traded at the request of the Company.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall adversely impair the rights of any holder without the holder’s consent. Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award granted hereunder at any time without a Participant’s consent to comply with Code Section 409A or any other applicable law.

Article XIV

UNFUNDED PLAN

14.1         Unfunded Status of Plan. The Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Article XV

GENERAL PROVISIONS

15.1         Legend. The Committee may require each person receiving shares of Common Stock pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law-related representations as the Committee shall request. In addition to any legend required by the Plan, the certificates and/or book entry accounts for such shares may include any legend that the Committee, in its sole discretion, deems appropriate to reflect any restrictions on Transfer.

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All certificates and/or book entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may, in its sole discretion, deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, the stock market or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.2         Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

15.3         No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

15.4         Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the advance consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

15.5         No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

15.6         Listing and Other Conditions.

(a)          Unless otherwise determined by the Committee, upon becoming and for as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

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(b)          If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)          Upon termination of any period of suspension under this Section 15.6, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)          A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

15.7         Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Maryland (regardless of the law that might otherwise govern under applicable Maryland principles of conflict of laws).

15.8         Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

15.9         Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

15.10         Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

15.11         No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

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15.12         Death/Disability. The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may, in its discretion, also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

15.13         Section 16(b) of the Exchange Act. On and after the Registration Date, all elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

15.14         Section 409A of the Code. Although the Company does not guarantee the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

15.15         Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

15.16         Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

15.17         Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

15.18         Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

15.19         Transition Period. The Plan has been adopted by the Board and approved by the Company’s stockholder, both of which occurred prior to the occurrence of a Registration Date. The Plan is intended to constitute a plan described in Treasury Regulation Section 1.162-27(f)(1), pursuant to which the deduction limits under Section 162(m) of the Code do not apply during the applicable reliance period. The reliance period shall end on the earliest date identified in the definition of “Transition Period” contained in Section 2.56 of the Plan.

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Article XVI

EFFECTIVE DATE OF PLAN

The Plan shall become effective upon adoption by the Board or such later date as provided in the adopting resolution, subject to the approval of the Plan by the stockholders of the Company within 12 months before or after adoption of the Plan by the Board in accordance with the laws of the State of Maryland.

Article XVII

TERM OF PLAN

The Plan was adopted by the Board on [ ], 2014, and was approved by the Company’s stockholder on [ ], 2014. No Award shall be granted pursuant to the Plan on or after [ ], 2019, but Awards granted prior to such date may, and the Committee’s authority to administer the terms of such Awards, extend beyond that date; provided, however, that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the stockholder approval of the Plan unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals set forth on Exhibit A.

Article XVIII

NAME OF PLAN

The Plan shall be known as the “Lightstone Real Estate Income Trust Inc. 2014 Stock Incentive Plan.”

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Exhibit A

PERFORMANCE GOALS

To the extent permitted under Section 162(m) of the Code, performance goals established for purposes of the grant or vesting of Awards of Restricted Stock, Other Stock-Based Awards and/or Performance Shares, each intended to be “performance-based” under Section 162(m) of the Code, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals (“Performance Goals”):

(a)	earnings per share;

(b)	operating income;

(c)	net income;

(d)	cash flow;

(e)	gross profit;

(f)	gross profit return on investment;

(g)	gross margin return on investment;

(h)	gross margin;

(i)	working capital;

(j)	earnings before interest and taxes;

(k)	earnings before interest, tax, depreciation and amortization;

(l)	return on equity;

(m)	return on assets;

(n)	return on capital;

(o)	return on invested capital;

(p)	net revenues;

(q)	gross revenues;

(r)	revenue growth;

(s)	total shareholder return;

A-1

(t)	economic value added;

(u)	specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

(v)	the fair market value of the shares of the Company’s Common Stock;

(w)	the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; or

(x)	reduction in expenses.

To the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

(i)          restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(ii)         an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(iii)        a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also:

(a)	designate additional business criteria on which the performance goals may be based; or

(b)	adjust, modify or amend the aforementioned business criteria.

A-2